Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan of Flex Pharma, Inc. of our report dated March 24, 2015, with respect to the consolidated financial statements of Flex Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 24, 2015